UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2014

INTERCONTINENTALEXCHANGE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The Annual Meeting of Stockholders of IntercontinentalExchange Group, Inc. was held on May 16, 2014.

(b) The results of the matters submitted to a stockholder vote at the Annual Meeting are as follows:

1. Election of Directors: Our stockholders elected the following fourteen directors to each serve a one-year term expiring on the date of the 2015 Annual Meeting of Stockholders or until his or her earlier resignation or successor has been duly elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Charles R. Crisp	89,844,784	2,075,864	237,879	8,607,134

Jean-Marc Forneri	90,218,166	1,698,903	241,458	8,607,134

Fred W. Hatfield	91,271,215	654,610	232,702	8,607,134

Sylvain Hefes	91,415,356	507,002	236,169	8,607,134

Jan-Michiel Hessels	91,400,286	521,866	236,375	8,607,134

Terrence F. Martell, Ph.D	91,407,022	506,448	245,057	8,607,134

Sir Callum McCarthy	90,916,895	1,005,957	235,675	8,607,134

James J. McNulty	91,432,944	490,183	235,400	8,607,134

Sir Robert Reid	89,651,298	2,271,138	236,091	8,607,134

Frederic V. Salerno	83,388,915	8,536,520	233,092	8,607,134

Robert G. Scott	91,383,362	542,283	232,882	8,607,134

Jeffrey C. Sprecher	88,644,510	3,046,174	467,843	8,607,134

Judith A. Sprieser	84,412,528	7,505,507	240,492	8,607,134

Vincent Tese	80,453,620	11,483,434	221,473	8,607,134

2. Advisory Resolution on Executive Compensation: Our stockholders approved the proposal on executive compensation. As previously disclosed, our Board of Directors has determined to hold advisory votes on executive compensation annually.

For	Against	Abstain	Broker Non-Votes
82,675,061	9,144,221	339,245	8,607,134

3. Ratification of Appointment of Independent Registered Public Accounting Firm: Our stockholders ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain
99,310,102	1,245,256	210,303

4. Approval of the amendment to our Amended and Restated Certificate of Incorporation: Our stockholders approved the amendment to our Amended and Restated Certificate of Incorporation to change our name from “IntercontinentalExchange Group, Inc.” to “Intercontinental Exchange, Inc.”

For 100,453,019	Against 98,796	Abstain 213,846

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE GROUP, INC.

Date: May 19, 2014	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel